Athene Organizational Structure *Certain consolidated investment-related entities and other non- operational entities have been omitted. All shares are held 100% unless otherwise indicated. **Apollo fund, not an Athene entity ± Licensed Reinsurance Intermediary = Insurance Companies = Non-Insurance Entities 0.365% of value 0% of vote Athene Co-Invest Reinsurance Affiliate Holding Ltd. (Bermuda) (“ACRA HoldCo”) Athene Co-Invest Reinsurance Affiliate 1A Ltd. (Bermuda) (“ACRA 1A”) Athene Co-Invest Reinsurance Affiliate 1B Ltd. (Bermuda) (“ACRA 1B”) ADIP Funds** Athene Co-Invest Reinsurance Affiliate International Ltd. (Bermuda) (“ACRAI”) 36.5% of value 100% of vote 0.635% of value 0% of vote 63.5% of value 0% of vote Athene Co-Invest Reinsurance Affiliate L.P (DE) (“ACRA LP”) 99% of value 100% of vote Athene Holding Ltd.* (DE) (“AHL”) Athene IP Holding Ltd. (Bermuda) (“AIPH”) Athene Bermuda Employee Company Ltd. (Bermuda) (“ABEC”) Athene North Employment Service Corporagion (NB,CAN) (“ANESCO”) Athene USA Corporation (IA) (“AUSA”) Athene Japan K.K. (Japan) (“AJKK”) Apollo Global Management, Inc. (DE) (“APO”) Athene London Assignment Corporation (DE) Athene Assignment Corporation (DE) ACM Trademarks, LLC (IA) Athene Securities, LLC (IA) APRH (Headquarters Building), LLC (IA) Athene Employee Services, LLC (IA) Athene Noctua, LLC (DE) Athene Risk Aggregator LLC (DE) Athene Re Services LLC ± (NY) (“ARS”) A-A Mortgage HoldCo, LLC (DE) A-A Mortgage Investor, LLC (DE) 99% 1% Athene Asset L.P. (Bermuda) ("AALP") Athene Life Re Ltd. (Bermuda) (“ALRe”) Athene Annuity Re II Ltd. (Bermuda) (“AARe II”) ADIP (Athene) Carry Plan, L.P (Bermuda) ("ADIP Carry") <50% of value 100% of vote Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd. (Bermuda) (“ACRA HoldCo 2”) Athene Co-Invest Reinsurance Affiliate 2A Ltd. (Bermuda) (“ACRA 2A”) Athene Co-Invest Reinsurance Affiliate 2B Ltd. (Bermuda) (“ACRA 2B”) 63% of value 0% of vote ADIP II Funds** 37% of value 100% of vote Athene Re Japan Solutions Co., Ltd (Japan) (“ARJS”) P.L Assigned Services, Inc. (“NY”) Athene Annuity and Life Company (IA) (“AAIA”) Athene Annuity & Life Assurance Company of New York (“AANY“) Structured Annuity Reinsurance Company (IA) (“STAR”) Centralife Annuities Service, Inc. (AZ) Athene Life Insurance Company of New York (“ALICNY”) Athene Re USA IV, Inc. (VT) Athene Annuity Re Ltd. (Bermuda) (“AARe”) Athene Life Re International Ltd. (Bermuda) (“ALReI”)